Exhibit 4.1

REGISTRATION RIGHTS AND LOCK UP AGREEMENT

This REGISTRATION RIGHTS AND LOCK UP AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2005, by and among Verticalnet, Inc., a Pennsylvania corporation (“Verticalnet”), Alphen Trading Limited, a private limited company duly incorporated under the laws of The British Virgin Islands with registered number 517240 (“Alphen Trading”), Andrew Knotts, an adult individual (“Knotts”), Patrick Lawton, an adult individual (“Lawton”), Peter Linsell, an adult individual (“Linsell”), Colin Robertson, an adult individual (“Robertson”), and Brent Summers, an adult individual (“Summers”). Each of Alphen Trading, Knotts, Lawton, Linsell, Robertson and Summers are referred to herein individually as a “Shareholder,” and collectively as the “Shareholders.”

Background

Verticalnet and each of the Shareholders are parties to that certain Share Purchase Agreement, dated of even date herewith (the “Share Purchase Agreement”), pursuant to which, among other things, the Shareholders will sell to Verticalnet, and Verticalnet will purchase from the Shareholders, all of the issued and outstanding shares of £0.01 each (the “Shares”) of Digital Union Limited, a private limited company registered in England under no: 04141693 (“Digital Union”). In consideration for the Shares, Verticalnet will issue to the Shareholders shares of common stock of Verticalnet, $0.01 par value per share (“Verticalnet Common Stock”). Pursuant to the Share Purchase Agreement, the Shareholders shall have certain rights with respect to the registration of the shares of Verticalnet Common Stock received pursuant to the Share Purchase Agreement (the “Acquisition Shares”) for sale under the Securities Act, and there shall be certain restrictions on the transfer by the Shareholders of such Acquisition Shares.

Terms and Conditions

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Share Purchase Agreement and in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Verticalnet and the Shareholders agree as follows:

1. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

“Acquisition Shares” means the shares of Verticalnet Common Stock issuable to the Shareholders pursuant to the Share Purchase Agreement, including any shares of Verticalnet Common Stock issued as part of the Earn Out Payment, if any, and any other shares of Verticalnet Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that the shares of Verticalnet Common Stock held by any Shareholder which are Acquisition Shares shall cease to be Acquisition Shares upon any sale by such Shareholder pursuant to the Resale Registration Statement or a Piggyback Registration Statement, or upon the first date that such Acquisition Shares are free of the restrictions on transfer set forth in Section 9 and may be sold pursuant to the applicable provisions of Rule 144 within any 90-day period.

“Agreement” has the meaning set forth in the preamble.

“Alphen Trading” has the meaning set forth in the preamble.

“Black Out Requirement” has the meaning set forth in Section 5(a).

“Digital Union” has the meaning set forth in the background.

“Effective Period” has the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Knotts” has the meaning set forth in the preamble.

“Lawton” has the meaning set forth in the preamble.

“Linsell” has the meaning set forth in the preamble.

“Lock Up Shares” means the Tranche One Lock Up Shares and the Tranche Two Lock Up Shares.

“Piggyback Registration Statement” means a Registration Statement whereby a Shareholder has exercised its Piggyback Right to include Acquisition Shares in such Registration Statement.

“Piggyback Notice” has the meaning set forth in Section 3(a).

“Piggyback Right” has the meaning set forth in Section 3(a).

“Registration Expenses” means the expenses described in Section 6.

“Registration Statement” means a registration statement filed by Verticalnet with the SEC under the Securities Act for a public offering and sale of securities of Verticalnet.

“Resale Registration Statement” has the meaning set forth in Section 2.

“Robertson” has the meaning set forth in the preamble.

“Rule 144” means Rule 144 of the SEC promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” has the meaning set forth in the preamble.

“Share Purchase Agreement” has the meaning set forth in the background.

“Share” has the meaning set forth in the background.

“Special Registration Statement” shall mean a Registration Statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 under the Securities Act, including without limitation, a Registration Statement on Form S-8 or Form S-4 or any successor form of registration statement.

“Summers” has the meaning set forth in the preamble.

“Tranche One Lock Up Shares” means (a) with respect to Knotts, 107,705 shares of Verticalnet Common Stock issued to Knotts at the Closing of the Transactions, (b) with respect to Lawton, 861,635 shares of Verticalnet Common Stock issued to Lawton at the Closing of the Transactions, (c) with respect to Linsell, 11,475 shares of Verticalnet Common Stock issued to Linsell at the Closing of the Transactions, (d) with respect to Robertson, 38,327 shares of Verticalnet Common Stock issued to Robertson at the Closing of the Transactions, (e) with respect to Summers, 107,705 shares of Verticalnet Common Stock issued to Summers at the Closing of the Transaction and (f) with respect to Alphen Trading, 771,750 shares of Verticalnet Common Stock issued to Alphen Trading at the Closing of the Transactions.

“Tranche Two Lock Up Shares” means (a) with respect to Lawton, the sum of (i) 603,144 shares of Verticalnet Common Stock issued to Lawton at the Closing of the Transactions and (ii) 50% of the shares of Verticalnet Common Stock issuable to Lawton as part of the Earn Out Payment, if any, (b) with respect to Knotts, 75,393 shares of Verticalnet Common Stock issued to Knotts at the Closing of the Transactions, (c) with respect to Linsell, 8,032 shares of Verticalnet Common Stock issued to Linsell at the Closing of the Transactions, (d) with respect to Robertson, the sum of (i) 26,828 shares of Verticalnet Common Stock issued to Robertson at the Closing of the Transactions and (ii) 50% of the shares of Verticalnet Common Stock issuable to Robertson as part of the Earn Out Payment, if any, and (e) with respect to Summers, the sum of (i) 75,393 shares of Verticalnet Common Stock issued to Summers at the Closing of the Transaction and (ii) 50% of the shares of Verticalnet Common Stock issuable to Summers as part of the Earn Out Payment, if any.

“Transfer” has the meaning set forth in Section 9(a).

“Verticalnet” has the meaning set forth in the preamble.

“Verticalnet Common Stock” has the meaning set forth in the background.

“Verticalnet Notice” has the meaning set forth in Section 3(a).

Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Share Purchase Agreement.

2. Resale Registration Statement. Unless previously registered pursuant to Section 3, on or prior to 120 days after the date hereof, Verticalnet shall file a Registration Statement on Form S-3 (the “Resale Registration Statement”) registering the offering and sale by the Shareholders of the Acquisition Shares issued and then held by the Shareholders and shall use its best efforts to cause the Resale Registration Statement to become effective and to remain effective during the Effective Period; provided, however, Verticalnet shall not be in violation of this Section 2 for any delay in effectiveness of the Resale Registration Statement that is a result of any action or inaction on the part of Lawton or Linsell that results in a delay in filing or the failure to file the financial statements required to be filed pursuant to Form 8-K under the Exchange Act in connection with the closing of the Transactions contemplated by the Share Purchase Agreement. The Resale Registration Statement shall include the “Plan of Distribution” in substantially the form attached hereto as Exhibit A.

3. Piggyback Registration Statement.

(a) If, at any time Verticalnet files a Registration Statement for its own account or for the account of others (excluding Special Registration Statements), it shall notify the Shareholders in writing (the “Verticalnet Notice”). Each Shareholder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 3(b), to include in any such Registration Statement all or any portion of the Acquisition Shares then held by such Shareholder, which were not included in a Resale Registration Statement previously filed with the SEC pursuant to Section 2. In order to exercise the Piggyback Right, a Shareholder shall give written notice to Verticalnet (the “Piggyback Notice”) no later than 15 days following the date on which Verticalnet gives the Verticalnet Notice. The Piggyback Notice shall set forth the number of Acquisition Shares that such Shareholder desires to include in the Registration Statement.

(b) If the Registration Statement under which Verticalnet gives notice under this Section 3 is for an underwritten offering, Verticalnet shall so advise the Shareholders in the Verticalnet Notice. In such event, the right of any such Shareholder to be included in a registration pursuant to this Section 3 shall be conditioned upon such Shareholder’s participation in such underwritten offering and the inclusion of such Shareholder’s Acquisition Shares in the underwritten offering to the extent provided herein. The Shareholders proposing to distribute their Acquisition Shares by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Verticalnet. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following order of priority: (i) first, to Verticalnet, all securities Verticalnet proposes to register, whether for its own account or for the account of any of its securityholders who have exercised demand registration rights; (ii) second, to the securities of any other securityholders of Verticalnet with rights superior to those of the Shareholders; (iii) third, to the Shareholders on a pro rata basis based on the total number of Acquisition Shares requested to be included in such registration by the Shareholders; and (iv) fourth, to other securities requested to be included in such Registration Statement. No such reduction shall reduce the securities being offered by Verticalnet for its own account to be included in the registration and underwriting. If any Shareholder disapproves of the terms of any such underwriting, such Shareholder may elect to withdraw therefrom by written notice to Verticalnet and the underwriter, delivered at least 30 days prior to the effective date of the Registration Statement.

(c) Verticalnet shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration.

4. Registration Procedures. In connection with the registration of the Acquisition Shares under the Securities Act, Verticalnet shall as expeditiously as possible:

(a) prepare and file with the SEC any amendments and supplements to the Resale Registration Statement and the prospectus included therein as may be necessary to keep the Resale Registration Statement effective for a period ending on the earliest of (i) the date on which all Acquisition Shares registered under such Resale Registration Statement have been sold and (ii) the date all Acquisition Shares registered under such Resale Registration Statement are free of the restrictions on transfer set forth in Section 9 and may be sold under Rule 144 within any 90-day period (the “Effective Period”);

(b) furnish to each Shareholder who so requests such reasonable numbers of copies of the prospectus relating to the Resale Registration Statement or a Piggyback Registration Statement in conformity with the requirements of the Securities Act, and such other documents as such Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Acquisition Shares owned by such Shareholder;

(c) use its commercially reasonable efforts to register or qualify the Acquisition Shares covered by the Resale Registration Statement or a Piggyback Registration Statement under the securities or Blue Sky Laws of such states as each Shareholder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable such Shareholder to consummate the public sale or other disposition in such states of the Acquisition Shares owned by such Shareholder; provided, however, that Verticalnet shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

(d) upon the occurrence of any event of the kind described in Section 7(c)(i)-(iv) below, use its best efforts to promptly rectify, or take such reasonable action with respect to, such event so that each Shareholder is entitled to resume the disposition of such Shareholder’s Acquisition Shares in accordance with the terms of this Agreement.

5. Blackout Periods; Revised Prospectus.

(a) Verticalnet may by written notice require that each Shareholder who has requested a prospectus immediately cease sales of shares pursuant to the Resale Registration Statement or a Piggyback Registration Statement (a “Black Out Requirement”) at any time that Verticalnet becomes engaged in a business activity or negotiation which is not disclosed in the prospectus included in such Resale Registration Statement or Piggyback Registration Statement and which Verticalnet reasonably believes must be disclosed therein under applicable Law and which Verticalnet desires to keep confidential for business purposes, the disclosure of which at such time Verticalnet believes could have an adverse effect on Verticalnet or its business or prospects or on the successful completion of such business activity or negotiation or on the market price of Verticalnet’s securities. The Black Out Requirement shall not exceed 90 days in any 12 month period, and the time period of any one Black Out Requirement shall not exceed 60 consecutive days. Verticalnet shall not be required to disclose to any Shareholder the reasons for requiring a suspension of sales under the Resale Registration Statement or a Piggyback Registration Statement, and no Shareholder shall disclose to any third party (other than financial advisors or other experts consulted by such Shareholder with respect to any such sales of shares who agree to keep the information confidential) the existence of any such suspension. Verticalnet will promptly notify all such Shareholders as soon as Verticalnet determines that the Blackout Requirement is no longer necessary.

(b) If Verticalnet has delivered a prospectus to a Shareholder and after having done so the prospectus included in a Piggyback Registration Statement is amended to comply with the requirements of the Securities Act, Verticalnet shall promptly notify such Shareholder and, if requested, such Shareholder shall immediately cease making offers of Acquisition Shares and return all undistributed prospectuses to Verticalnet. Verticalnet shall promptly provide such Shareholder with a revised prospectus and, following receipt of the revised prospectus, such Shareholder shall be free to resume making offers of the Acquisition Shares held by such Shareholders.

6. Allocation of Expenses. Verticalnet will pay all Registration Expenses relating to the Resale Registration Statement or any Piggyback Registration Statement. For purposes of this Section 6, the term “Registration Expenses” shall mean all reasonable expenses incurred by Verticalnet in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of accountants and counsel for Verticalnet, and any state Blue Sky fees and expenses; provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Acquisition Shares or any counsel, accounting or other Persons retained by any Shareholder in connection with the consummation of the transactions contemplated by this Agreement.

7. Shareholder Covenants. Each Shareholder hereby covenants and agrees that:

(a) it will not sell any Acquisition Shares under the Resale Registration Statement or any Piggyback Registration Statement until it has requested and received a prospectus from Verticalnet and received notice from Verticalnet that such Resale Registration Statement or Piggyback Registration Statement has become effective (but this shall not affect the rights to sell in any other manner in accordance with applicable law);

(b) it will comply with the prospectus delivery requirements of the Securities Act as applicable to such Shareholder in connection with sales of Acquisition Shares pursuant to the Resale Registration Statement or any Piggyback Registration Statement;

(c) upon receipt of a notice from Verticalnet of the occurrence of any event of the kind described in Section 7(c)(i)–(iv) below, such Shareholder shall forthwith discontinue disposition of such Acquisition Shares under the Resale Registration Statement and/or any Piggyback Registration Statement until such Shareholder receives copies of the supplemented prospectus and/or amended Resale Registration Statement and/or Piggyback Registration Statement or until such Shareholder is advised in writing by Verticalnet that the use of the applicable prospectus may be resumed:

(i) any request by the SEC or any other Governmental Body for amendments or supplements to such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto or for additional information;

(ii) the issuance by the SEC of any stop order suspending the effectiveness of such Resale Registration Statement and/or Piggyback Registration Statement or the initiation of any proceedings for that purpose;

(iii) the receipt by Verticalnet of any written notification with respect to the suspension of the qualification or exemption from qualification of the Acquisition Shares for sale in any jurisdiction, or the initiation or threatening in writing of any proceeding, for such purpose; or

(iv) the occurrence of any event that makes any statement made in such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference untrue or inaccurate in any material respect or that requires any revisions to such Resale Registration Statement and/or Piggyback Registration Statement, prospectus or other documents so that, in the case of such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(d) such Shareholder shall furnish to Verticalnet in writing (i) information regarding such Shareholder and the distribution of the Acquisition Shares as is required by Law to be disclosed in the Resale Registration Statement and/or any Piggyback Registration Statement and (ii) any information that is different from the information concerning such Shareholder and the plan of distribution contained in such Resale Registration Statement and/or Piggyback Registration Statement.

8. Indemnification.

(a) In connection with the Resale Registration Statement and any Piggyback Registration Statement to the extent permitted by Law:

(i) Verticalnet will indemnify and hold harmless each Shareholder and each of its directors and officers, any underwriter (as defined in the Securities Act) for such Shareholder and each Person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any Piggyback Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements contained in the Resale Registration Statement or any Piggyback Registration Statement not misleading or (C) any violation or alleged violation by Verticalnet of the Securities Act, the Exchange Act or any state securities Law; and Verticalnet will pay to each such Shareholder, director, officer, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a)(i) shall not apply to: (w) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Verticalnet (which consent shall not be unreasonably withheld), (x) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon information contained in or omitted from the Resale Registration Statement or any Piggyback Registration Statement in reliance upon and in conformity with written information furnished expressly for use in connection with such Resale Registration Statement or Piggyback Registration Statement by such Shareholder, underwriter or controlling person, (y) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) such Shareholder’s or underwriter’s failure to deliver a copy of a prospectus included in the Resale Registration Statement or any Piggyback Registration Statement, or any amendments or supplements thereto, or (ii) an untrue statement or alleged untrue statement or omission in the Resale Registration Statement or any Piggyback Registration Statement or any prospectus that is corrected in any subsequent amendment or supplement to such Resale Registration Statement or Piggyback Registration Statement or prospectus that was delivered to such Shareholder a reasonable time before the pertinent sale or sales by such Shareholder and which Verticalnet advised such Shareholder in writing must be used in lieu of any prior prospectus or amendment or supplement thereto that had previously been provided to such Shareholder or (z) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon, in whole or part, such Shareholder’s or underwriter’s violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; and

(ii) each Shareholder will indemnify and hold harmless Verticalnet, each of its directors, each of its officers who has signed the Resale Registration Statement or any Piggyback Registration Statement, each Person, if any, who controls Verticalnet within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (x) information contained in the Resale Registration Statement or any Piggyback Registration Statement in conformity with written information furnished by such Shareholder expressly for use in connection with such Resale Registration Statement or Piggyback Registration Statement, (y) such Shareholder’s failure to deliver a copy of a prospectus included in the Resale Registration Statement or any Piggyback Registration Statement, or any amendments or supplements thereto or, (z) in whole or part, such Shareholder’s violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; and each such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8(a)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a)(ii) shall not apply to (x) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld or (y) any loss, claim, damage, liability or action arising out of Verticalnet’s failure to notify such Shareholder of the occurrence of any event that makes any statement made in such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect. In no event shall the liability of any individual Shareholder under this subsection 8(a) exceed the gross sales proceeds received by such Shareholder from the sale of the Acquisition Shares pursuant to the Resale Registration Statement or any Piggyback Registration Statement. The liability of the Shareholders shall be several, and not joint.

(b) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(c) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Shareholder under this subsection 8(c) exceed the gross sales proceeds received by such Shareholder upon the sale of the Acquisition Shares pursuant to the Resale Registration Statement or any Piggyback Registration Statement. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

(d) The obligations of Verticalnet and the Shareholders under this Section 8 shall survive the completion of the offering of Acquisition Shares under the Resale Registration Statement and/or any Piggyback Registration Statement.

9. Restrictions on Transfer.

(a) The Shareholders shall not, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign or dispose of any of the Lock Up Shares, enter into any hedging transactions with brokers or dealers, which may in turn engage in short sales in the course of hedging the positions such brokers or dealers may assume, with respect to any of the Lock Up Shares or enter into any transaction to sell Verticalnet common stock short whereby such Shareholder could deliver any of the Lock Up Shares to close out such short positions (in each case a “Transfer”) held by such Shareholder.

(b) The obligations of the Shareholders under this Section 9 shall terminate as follows:

(i) With respect to the Tranche One Lock Up Shares, one year after the Closing; and

(ii) With respect to the Tranche Two Lock Up Shares, two years after the Closing.

(c) For purposes of this Agreement, any Acquisition Shares that have been deposited with the Escrow Agent in connection with the Closing pursuant to the Escrow Agreement shall be deemed Tranche One Lock Up Shares or, as the case may be, Tranche Two Lock Up Shares.

10. Transfers Pursuant to Rule 144 or Resale or Piggyback Registration Statements.

(a) Upon a Shareholder’s compliance with this Agreement and the applicable provisions of Rule 144 or prospectus delivery requirements under the Securities Act, as the case may be, Verticalnet will take such action, at its sole cost, as may be required (including, soliciting an appropriate opinion from legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Acquisition Shares properly requested by such Shareholder, in accordance with the terms and conditions of Rule 144 or any sale under the Resale Registration Statement or any Piggyback Registration Statement.

(b) With a view to making available to each Shareholder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit such Shareholder to sell the Acquisition Shares to the public without registration, Verticalnet shall: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Acquisition Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Acquisition Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required to be filed by Verticalnet under the Exchange Act; and (iii) furnish to such Shareholder upon request, as long as such Shareholder owns any Acquisition Shares, (A) a written statement by Verticalnet that it has complied with the reporting requirements of the Exchange Act and (B) a copy of Verticalnet’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

11. Compliance with Verticalnet Insider Trading Policies. All sales of Acquisition Shares held by a Shareholder who is an employee of Verticalnet or any direct or indirect subsidiary of Verticalnet shall be made in accordance with Verticalnet’s policies against insider trading and the misuse of material non-public information, including any blackout periods set forth therein.

12. No Assignment. The rights granted pursuant to this Agreement may not be transferred or assigned by any Shareholder without the prior written consent of Verticalnet. Any attempted transfer or assignment in violation of the foregoing shall be void ab initio.

13. Amendments and Waivers. The provisions of this Agreement may be modified or amended at any time and from time to time only by an agreement or consent in writing executed by Verticalnet and the Shareholders. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

14. Notices. All notices, requests, consents and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery, facsimile with confirmation of receipt or by air courier. Notices shall be deemed effective when personally delivered or so received by facsimile or three days after being so sent, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 14:

Verticalnet:	Verticalnet, Inc.
400 Chester Field Parkway
Malvern, PA 19355
Attention: Legal
(facsimile: 610.240.9470)
With a required copy to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: James W. McKenzie, Jr., Esq.
(facsimile: 215.963.5001)
Any Shareholder:	To the address set forth on the records of
Verticalnet or such other address as may be
forwarded by a Shareholder in writing.

15. Entire Agreement; Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. This Agreement, together with the Transaction Documents, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.

16. Consent to Jurisdiction; Service of Process.

(a) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York sitting in New York, New York or any Federal court of the United States of America sitting in the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement or for recognition or enforcement of any judgment relating to the transactions contemplated by this Agreement, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any court of the State of New York sitting in New York, New York or any Federal court of the United States of America sitting in the Southern District of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

17. Remedies. In the event of a breach by Verticalnet or by a Shareholder, of any of their respective obligations under this Agreement, such Shareholder or Verticalnet, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Verticalnet and each Shareholder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the portion of such provision that is found to be unenforceable shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19. Counterparts. This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered (which deliveries may be made by facsimile) shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary when making proof of this Agreement to produce or account for more than one such counterpart.

20. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified.

{Signature Page to Follow}

IN WITNESS WHEREOF, this Registration Rights and Lock Up Agreement has been executed as of the date first above written.

VERTICALNET, INC.

By: /s/ Gene S. Godick__________

Name:	Gene S. Godick
Title: Executive Vice President and Chief Financial Officer

ALPHEN TRADING LIMITED

By: /s/ Simon Groom

Name:	Simon Groom

Title: Director of SH Associates Limited, the

sole director of Alphen Trading Limited

/s/ Andrew Knotts

ANDREW KNOTTS

/s/ Patrick Lawton

PATRICK LAWTON

/s/ Peter Linsell

PETER LINSELL

/s/ Colin Robertson

COLIN ROBERTSON

/s/ Brent Summers

BRENT SUMMERS

EXHIBIT A

Plan of Distribution

The selling shareholders of our common stock registered under this registration statement and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.